                                                                    EXHIBIT 21.1
                                                                     PAGE 1 OF 2


                  APACHE CORPORATION - LISTING OF SUBSIDIARIES
                             AS OF FEBRUARY 28,1998



EXACT NAME OF SUBSIDIARY AND NAME                JURISDICTION OF
UNDER WHICH SUBSIDIARY DOES BUSINESS             INCORPORATION OR ORGANIZATION
------------------------------------------       ------------------------------------
Apache-Beals Corporation                         New York
Apache Corporation (New Jersey)                  New Jersey
Apache Foundation                                Minnesota
Apache Gathering Company                         Delaware
Apache Holdings, Inc.                            Delaware
Apache International, Inc.                       Delaware
       Apache Cote d'Ivoire, Inc.                Delaware
       Apache Oil Australia Pty Limited          New South Wales, Australia
       Apache Oil Congo, Inc.                    Delaware
       Apache Oil Java Sea, Inc.                 Delaware
       Apache Oil Sumatra, Inc.                  Delaware
       Apache Qarun Corporation LDC              Cayman Islands
Apache Overseas, Inc.                            Delaware
       Apache Abu Gharadig Corporation LDC       Cayman Islands
       Apache Asyout Corporation LDC             Cayman Islands
       Apache China Corporation LDC              Cayman Islands
       Apache Cote d'Ivoire Petroleum LDC        Cayman Islands
       Apache Darag Corporation LDC              Cayman Islands
       Apache East Bahariya Corporation LDC      Cayman Islands
       Apache Faiyum Corporation LDC             Cayman Islands
       Apache Korinci Baru LDC                   Cayman Islands
       Apache Matruh Corporation LDC             Cayman Islands
       Apache Mediterranean Corporation LDC      Cayman Islands
       Apache Poland Holding Company             Delaware
              Apache Eastern Europe B.V.         Netherlands
                     Apache Poland Sp. z o.o.    Poland
MW Petroleum Corporation                         Colorado
       MWJR Petroleum Corporation                Delaware
Nagasco, Inc.                                    Delaware
       Apache NGC, Inc.                          Delaware
       Apache Marketing, Inc.                    Delaware
       Apache Transmission Corporation - Texas   Texas
       Apache Crude Oil Marketing, Inc.          Delaware
       Nagasco Marketing, Inc.                   Delaware
Apache Oil Corporation                           Texas
Burns Manufacturing Company                      Minnesota
Apache Bentu Limited                             Oklahoma
Apache Energy Bentu LDC                          Cayman Islands

                                                                    Exhibit 21.1
                                                                     Page 2 of 2

                  APACHE CORPORATION - LISTING OF SUBSIDIARIES
                             AS OF FEBRUARY 28, 1998

EXACT NAME OF SUBSIDIARY AND NAME                                  JURISDICTION OF
UNDER WHICH SUBSIDIARY DOES BUSINESS                          INCORPORATION OR ORGANIZATION
------------------------------------                          ------------------------------



Apache Energy Limited                                         Western Australia
         Apache Northwest Pty Ltd.                            Western Australia
         Apache Carnarvon Pty Ltd.                            Western Australia
         Apache Dampier Pty Ltd.                              Western Australia
         Apache East Spar Pty Limited                         Western Australia
         Apache Finance Pty Ltd                               Australian Capital Territory
         Apache Harriet Pty Limited                           Victoria, Australia
         Apache Varanus Pty Limited                           Queensland, Australia
Mid Equipment, Incorporated                                   Delaware
DEK Energy Company                                            Delaware
         DEK Energy Texas, Inc.                               Delaware
         DEK Exploration Inc.                                 Delaware
         DEK Petroleum Corporation                            Illinois
                  Apache Canada Ltd.                          Alberta, Canada
         DEPCO, Inc.                                          Texas
         Heinold Holdings, Inc.                               Delaware
Apache PHN Company, Inc.                                      Delaware
         Phoenix Exploration Resources, Ltd.                  Delaware
                  TEI Arctic Petroleum (1984) Ltd.            Alberta, Canada
                  Texas International Company                 Delaware
         Apache Khalda Corporation LDC                        Cayman Islands
                  Apache Khalda, Inc.                         Delaware
         Apache Qarun Exploration Company LDC                 Cayman Islands
                  Phoenix Resources Company of Qarun          Delaware
         Apache North America, Inc.                           Delaware